Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-159220, 333-164405, 333-171571, 333-179046, 333-185944, 333-188738, 333-201454, 333-208997, 333-215580, 333-222498, 333-230505, 333-231157, 333-236769, 333-252485, and 333-262021 on Form S-8 of our report dated April 15, 2022, relating to the financial statements of Zovio Inc and subsidiaries appearing in this Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ DELOITTE & TOUCHE LLP

Phoenix, Arizona
April 15, 2022